ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME
The name of the corporation shall be: Cyprus Group Inc.

15 MAY -1 PM 12:22

ARTICLE II PRINCIPAL OFFICE

Principal street address
620 Crown Oak Centre Dr.
Longwood, Florida
32750

Mailing address, if different is:

ARTICLE III PURPOSE
The purpose for which the corporation is organized is: to be a holding company.

ARTICLE IV SHARES
The number of shares of stock is: 100,000,000

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS

Name and Title: W. Timothy Murray/President, secretary, treasurer
Address 620 Crown Oak Centre Dr.
Longwood, Florida
32750

Name and Title:
Address:

Name and Title:
Address

Name and Title:
Address:

Name and Title:
Address

Name and Title:
Address:

Name and Title: ____________________ Name and Title: ____________________

Address ____________________ Address: ____________________

____________________ ____________________

____________________ ____________________

ARTICLE VI ***REGISTERED AGENT***

The **name and Florida street address** (P.O. Box **NOT** acceptable) of the registered agent is:

Name: W. Timothy Murray

Address: 620 Crown Oak Centre Dr.

Longwood, Florida, 32750

ARTICLE VII ***INCORPORATOR***

The **name and address** of the Incorporator is:

Name: W. Timothy Murray

Address: 620 Crown Oak Centre Dr.

Longwood, Florida, 32750

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

W. Timothy Murray
Required Signature/Registered Agent

4-23-15
Date

I submit this document and affirm that the facts stated herein are true. I am aware that the false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

W. Timothy Murray
Required Signature/Incorporator

4-23-15
Date

FLORIDA DEPARTMENT OF STATE
Division of Corporations

May 5, 2015

W. TIMOTHY MURRAY
620 CROWN OAK CENTRE DRIVE
LONGWOOD, FL 32750

The Articles of Incorporation for CYPRUS GROUP INC. were filed on May 1, 2015 and assigned document number P15000040188. Please refer to this number whenever corresponding with this office regarding the above corporation. The certification you requested is enclosed.

PLEASE NOTE: Compliance with the following procedures is essential to maintaining your corporate status. Failure to do so may result in dissolution of your corporation.

To maintain "active" status with the Division of Corporations, an annual report must be filed yearly between January 1st and May 1st beginning in the year following the file date or effective date indicated above. If the annual report is not filed by May 1st, a $400 late fee will be added. **It is your responsibility to remember to file your annual report in a timely manner.**

A Federal Employer Identification Number (FEI/EIN) will be required when this report is filed. Apply today with the IRS online at:

https://sa.www4.irs.gov/modiein/individual/index.jsp.

Should your corporate mailing address change, you must notify this office in writing, to insure important mailings such as the annual report notices reach you.

Should you have any questions regarding corporations, please contact this office at (850) 245-6052.

Sylvia Gilbert, Regulatory Specialist II
New Filing Section

Letter Number: 715A00009293

State of Florida

Department of State

I certify from the records of this office that CYPRUS GROUP INC. is a corporation organized under the laws of the State of Florida, filed on May 1, 2015.

The document number of this corporation is P15000040188.

I further certify that said corporation has paid all fees due this office through December 31, 2015, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Fifth day of May, 2015

Ken Detzner
Secretary of State

CR2EO22 (1-11)

COVER LETTER

Department of State
New Filing Section
Division of Corporations
P. O. Box 6327
Tallahassee, FL 32314

265-29-6319

SUBJECT: Cyprus Group Inc.
(PROPOSED CORPORATE NAME – MUST INCLUDE SUFFIX)

Enclosed are an original and one (1) copy of the articles of incorporation and a check for:

- ☐ $70.00 Filing Fee
- ■ $78.75 Filing Fee & Certificate of Status
- ☐ $78.75 Filing Fee & Certified Copy
- ☐ $87.50 Filing Fee, Certified Copy & Certificate of Status

ADDITIONAL COPY REQUIRED

FROM: W. Timothy Murray
Name (Printed or typed)

620 Crown Oak Centre Dr.
Address

Longwood, Florida, 32750
City, State & Zip

407-687-8272
Daytime Telephone number

donnalrayburn@cfl.rr.com
E-mail address: (to be used for future annual report notification)

NOTE: Please provide the original and one copy of the articles.